                                                                   EXHIBIT 3.108

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BANNER RADIO SALES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 1987, AT 9 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386064

                                                       DATE: 11-04-98

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BANNER RADIO SALES, INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation is Banner Radio Sales, Inc. (hereinafter called the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 229 South State Street in the City of Dover, in the County of Kent in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, including, without limitation, to act as the agent or representative of media, primarily in the sale of advertising time.

     FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, consisting entirely of Common Stock, of the par value of One Dollar ($1.00) per share.

     FIFTH:    The name and mailing address of the sole incorporator is:

                     NAME                     ADDRESS
                     ----                     -------

             Valerie M. Balandis         280 Park Avenue
                                         New York, New York 10017

     SIXTH:    The election of directors need not be by written ballot unless the By-laws so provide.

     SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.
If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand the 16th day of April, 1987.

                                          /s/ VALERIE M. BALANDIS
                                          --------------------------------------
                                          Valerie M. Balandis, Sole Incorporator
                                          280 Park Avenue
                                          New York, New York 10017

DATED SUBMITTED 4-20-87


FILED BY: THE PRENTICE-HALL CORPORATION           FILE DATE   4-20-87
          -----------------------------                       -------
          SYSTEM, INC.                            TIME        9 A.M.
          -----------------------------                       -------
          Date sent 4-21
          -----------------------------
          Job #MERRYL * NY                        FILER'S NO. 00012
          -----------------------------                       -------

NAME OF COMPANY     BANNER RADIO SALES, INC.
                    -------------------------------------------------

RESERVATION #
              -------------------------------------------------------

                                                  FILE NUMBER
                                                              -------

TYPE OF DOCUMENT  INCORPORATION                   SECTION NO.
                                                              -------

          CHANGES NAME
                       --------------------------
          CHANGES AGENT/OFFICE
                               ------------------

          STOCK $
                  -------------------------------

             TO $
                  -------------------------------

      Franchise Tax $
----                  ---------------------------

                                   Filing Fee Tax  $   15.00
                                                     ----------------

                           Receiving and Indexing  $   25.00
                                                     ----------------

                        NO. 2    Certified Copies  $   20.00
                           ---                       ----------------

                        NO.   PAGES (If Prepaid
                           ---
                         by the Division of Corp.) $
                                                     ----------------
OTHER                                              $
      -------------------------------------------    ----------------

OTHER                                              $
      -------------------------------------------    ----------------

                                             TOTAL $
                                                     ----------------
                                                       28.00




                       FULLY RECORDED ACKNOWLEDGMENT COPY

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "BANNER RADIO SALES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 1996, AT 10 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386063

                                                       DATE: 11-04-98

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE
                                   * * * * *

BANNER RADIO SALES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of BANNER RADIO SALES, INC. adopted the following resolution on the 18th day of APRIL, 1996.

     Resolved, that the registered office of BANNER RADIO SALES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, BANNER RADIO SALES, INC. has caused this statement to be signed by BRIAN C. WATSON, its ASSISTANT SECRETARY, this 18th day of APRIL, 1996.



                                   BANNER RADIO SALES, INC.

                                   /s/  BRIAN C. WATSON
                                   ---------------------------------

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BANNER RADIO SALES, INC.", CHANGING ITS NAME FROM "BANNER RADIO SALES, INC." TO "AMCAST RADIO SALES, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF SEPTEMBER, A.D. 1997, AT 2:30 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386062

                                                       DATE: 11-04-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *


     Banner Radio Sales, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: Banner Radio Sales, Inc. setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

     Article first is hereby amended to read as follows,

          "FIRST:  The name of the corporation is Amcast Radio Sales, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Banner Radio Sales, Inc. has caused this certificate to be signed by Richard E. Vendig, Senior Vice President, on August 28, 1997.

                                   Banner Radio Sales, Inc.



                                   By     /s/   RICHARD E. VENDIG
                                        ---------------------------------
                                             Senior Vice President
                                               Richard E. Vendig